
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Principal Plus Fund L.P. and is qualifies in its entirety by reference to such financial instruments.
</LEGEND>

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          JUN-30-1996
<PERIOD-END>                               JUN-30-1996
<CASH>                                       6,321,879
<SECURITIES>                                         0
<RECEIVABLES>                                   24,790
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              54,675,006<F1>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<COMMON>                                             0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                54,675,006<F2>
<SALES>                                              0
<TOTAL-REVENUES>                           (5,676,264)<F3>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             1,535,280
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                            (7,095,950)<F4>
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                        (7,095,950)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                               (7,095,950)
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $268,411, net option premiums received of $(275,000) and Investment in U.S. Treasury Bills of $48,335,126.
<F2>Liabilities include redemptions payable of $1,621,169, accrued brokerage fee of $193,388, accrued administrative fees of $213,269, accrued management fees of $48,347, and accrued transaction fees and costs of $7,043.
<F3>Total revenues includes realized trading revenue of $(3,089,100), net change in unrealized of $(519,318), interest income of $1,493,840 and change in valuation of Yield Pool of $(3,561,686).
<F4>Income-Pretax, Income Continuing and Net Income includes minority interest in income of $115,594.

